 Exhibit 10.2

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”), dated as of December 15, 2020 (“Effective Date”), is entered into between VeroBlue Farms USA, Inc., a Nevada corporation (“VBF”), VBF Transport, Inc., a Delaware corporation (“Transport”), and Iowa’s First, Inc., an Iowa corporation (“Iowa’s First”) (each a “Seller” and collectively, “Sellers”) and NaturalShrimp, Inc., a Nevada corporation (“Buyer”).

RECITALS

WHEREAS, VBF owns an inoperative aquaculture business based in Webster City, Iowa, with facilities in Blairsburg and Buckeye, Iowa (the “Business”);

WHEREAS, VBF wishes to sell to Buyer, and Buyer wishes to purchase from VBF, substantially all Tangible Property of the Business, subject to the terms and conditions set forth herein;

WHEREAS, Transport and Iowa’s First are wholly-owned subsidiaries of VBF and own Vehicles and Real Property related to the Business; and

WHEREAS, Iowa’s First and Transport have been made parties to this Agreement for the purpose of transferring their respective assets to Buyer and joining in the representations, warranties and indemnification obligations.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I PURCHASE AND SALE

Section 1.01 Purchase and Sale of Assets. On the terms and subject to the conditions set forth herein, at the Closing (as hereinafter defined), Sellers shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Sellers, on an “as is” basis, free and clear of any Encumbrance all of Sellers’ right, title and interest in, to and under all of Sellers’ property and tangible assets of every kind and description located at Webster City, Iowa, Buckeye, Iowa, Blairsburg, Iowa and Byhalia, Mississippi, that was used or intended to be used in connection with the Business (but excluding the “Excluded Assets) (collectively, the “Purchased Assets”) including the following:

(a) all items of equipment, inventory, supplies, parts, tires, accessories and tangible personal property of every kind, nature and description owned by VBF including those set forth and identified on Schedule 1.01(a) (“Tangible Property”);

(b) those motor vehicles owned by Transport and set forth on Schedule 1.01(b) (“Vehicles”); and

(c) all of Iowa’s First’s right, title and interest in and to the real property (together with all plants, buildings, structures, fixtures, fittings, systems and other improvements located on such real property and all easements, privileges, licenses, rights of way, permits, riparian and other water rights, hereditaments, appurtenances and other rights pertaining to or accruing to the benefit of such owned real property), set forth on Schedule 1.01(c) (“Real Property”); and

(d) all manufacturers warranties or other warranties relating to the Purchased Assets, if any.

Section 1.02 Excluded Assets. Other than the Purchased Assets, Buyer expressly understands and agrees that it is not purchasing or acquiring, and Sellers are not selling or assigning, any other assets or properties of Sellers, and all such other assets and properties shall be excluded from the Purchased Assets (collectively, the "Excluded Assets"). Excluded Assets consist of those assets, properties and rights specifically set forth on Schedule 1.02 and all intangible assets including without limitation causes of action and Intellectual Property Rights.

Section 1.03 No Liabilities. Buyer shall not assume or be responsible for any Liabilities related to the Purchased Assets, including third-party litigation, or any other Liabilities of Sellers that arose prior to Closing (the “Retained Liabilities”). The Retained Liabilities shall remain the sole liability of Sellers and Sellers will have paid, performed, and discharged the Retained Liabilities prior to Closing.

Section 1.04 Purchase Price. The purchase price Buyer shall pay to Sellers for the Purchased Assets shall be Ten Million Dollars ($10,000,000) (the “Purchase Price”), payable as follows: (i) Five Million Dollars ($5,000,000), in cash at Closing (“Closing Payment”), (ii) Three Million Dollars ($3,000,000) payable in thirty-six (36) months with interest thereon at the rate of five percent (5%) per annuum, interest only payable quarterly on the first day of the quarter, with the remaining balance to be paid to VBF as a balloon payment on the maturity date, as further set forth in the promissory note, security agreement and mortgage attached hereto as Exhibit B (“Promissory Note A”), and (iii) Two Million Dollars ($2,000,000) payable in forty-eight (48) months with interest thereon at the rate of five percent (5%) per annuum, interest only payable quarterly on the first day of the quarter, with the remaining balance to be paid to VBF as a balloon payment on the maturity date, as further set forth in the promissory note, security agreement and mortgage attached hereto as Exhibit C (“Promissory Note B”). Sellers agree and instruct Buyer to make payment of the Closing Payment to First American Title Company, who will disburse funds to VBF on Sellers’ behalf and Sellers shall assume full responsibility for the proper allocation of such payment as between Sellers.

Section 1.05 Allocation of Purchase Price. The Purchase Price shall be allocated among the Purchased Assets and the related Noncompetition and Nonsolicitation Agreement entered into by the parties, dated of even date herewith (the “Noncompete Agreement”) for all purposes (including tax and financial accounting) as shown on the allocation schedule set forth on Schedule 1.05 (the "Allocation Schedule"). The Allocation Schedule is prepared in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended and is attached hereto as Schedule 1.05. Buyer and each Seller shall file all returns, declarations, reports, information returns and statements and other documents relating to taxes (including amended returns and claims for refund) ("Tax Returns") in a manner consistent with the Allocation Schedule.

Section 1.06 Non-Assignable Assets.

(a) Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a sale, assignment or transfer of any Purchased Asset if such sale, assignment or transfer: (i) violates applicable law; or (ii) requires the consent or waiver of a person or entity who is not a party to this Agreement and such consent or waiver has not been obtained prior to the Closing (as hereinafter defined).

(b) To the extent that any Purchased Asset cannot be transferred to Buyer pursuant to this Section 1.06, Buyer and the appropriate Seller shall use commercially reasonable efforts to enter into such arrangements (such as subleasing, sublicensing or subcontracting) to provide to the parties the economic and, to the extent permitted under applicable Law, operational equivalent of the transfer of such Purchased Asset to Buyer as of the Closing. Buyer shall, as agent or subcontractor for Sellers, pay, perform and discharge fully the liabilities and obligations of Sellers thereunder from and after the Closing Date. To the extent permitted under applicable law, each Seller shall, at Buyer's expense, hold in trust for and pay to Buyer promptly upon receipt thereof, all income, proceeds and other monies received by that Seller from and after the Closing Date, to the extent related to such Purchased Asset in connection with the arrangements under this Section 1.06. Sellers shall be permitted to set off against such amounts all direct costs associated with the retention and maintenance of such Purchased Assets.

ARTICLE II CLOSING

Section 2.01 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) will take place electronically at a time to be mutually agreed upon by VBF and Buyer on: (i) the third Business Day following the satisfaction or waiver by the appropriate party of all the conditions precedent to Closing specified in Article VI hereof, but in any event no later than December 31, 2020; or (ii) at any other place, time or date as may be mutually agreed in writing by VBF and Buyer. The date on which the Closing occurs is referred to herein as the “Closing Date” and the Closing shall be deemed effective as of 12:01 a.m. on the Closing Date.

Section 2.02 Closing Deliverables.

(a)
At the Closing, VBF shall deliver to Buyer the following:

(i)
keys to the facilities located on the Real Property and the Vehicles;

(ii)
a bill of sale in the form of Exhibit D hereto (the “VBF Bill of Sale”), duly executed by VBF, transferring the Tangible Property included in the Purchased Assets to Buyer;

(iii)
a certificate of the Secretary (or equivalent officer) of VBF certifying as to (A) the resolutions of the board of directors of VBF, which authorize the execution, delivery and performance of this Agreement by VBF, including all documents to be delivered pursuant to Section 2.02(a), and the other agreements, instruments and documents required to be delivered in connection with this Agreement or at the Closing (collectively and for any party, the "Transaction Documents") and the consummation of the transactions contemplated hereby and thereby and (B) the names and signatures of the officers of VBF authorized to sign this Agreement and the other Transaction Documents; and

(iv)
such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required by VBF, Transport and Iowa’s First to give effect to the transactions contemplated by this Agreement.

(b)
At the Closing, Transport shall deliver to Buyer the following:

(i)
a bill of sale in the form of Exhibit D hereto (the “Transport Bill of Sale”), duly executed by Transport, transferring the Vehicles included in the Purchased Assets to Buyer;

(ii)
a certificate of the Secretary (or equivalent officer) of Transport certifying as to (A) the resolutions of the board of directors of Transport, which authorize the execution, delivery and performance of this Agreement by Transport, including all documents to be delivered pursuant to Section 2.02(b), and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby and (B) the names and signatures of the officers of Transport authorized to sign this Agreement and the other Transaction Documents; and

(iii)
such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required by Transport to give effect to the transactions contemplated by this Agreement.

(c)
At the Closing, Iowa’s First shall deliver to Buyer the following:

(i)
a Deed in form and substance satisfactory to Buyer (each, a “Deed”) for each parcel of Real Property (as hereafter defined), duly executed and notarized by Iowa’s First;

(ii)
a certificate of the Secretary (or equivalent officer) of Iowa’s First certifying as to (A) the resolutions of the board of directors of Iowa’s First, which authorize the execution, delivery and performance of this Agreement by Iowa’s First, including all documents to be delivered pursuant to Section 2.02(c), and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby and (B) the names and signatures of the officers of Iowa’s First authorized to sign this Agreement and the other Transaction Documents; and

(iii)
such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required by Iowa’s First to give effect to the transactions contemplated by this Agreement.

(d)
At the Closing, Buyer shall deliver the following:

(i)
the Closing Payment to First American Title Company;

(ii)
the VBF Bill of Sale to VBF, duly executed by Buyer;

(iii)
the Transport Bill of Sale to Transport, duly executed by Buyer;

(iv)
Promissory Note A and the related mortgage to VBF, duly executed by Buyer;

(v)
Promissory Note B and the related mortgage to VBF, duly executed by Buyer;

(vi)
a certificate of the Secretary (or equivalent officer) of Buyer to VBF certifying as to (A) the resolutions of the Board of Directors of Buyer, which authorize the execution, delivery and performance of this Agreement, including all documents to be delivered pursuant to this Section 2.02(d), and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby and (B) the names and signatures of the officers of Buyer authorized to sign this Agreement and the other Transaction Documents; and

(vii)
such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to the transactions contemplated by this Agreement.

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLERS

Sellers, jointly and severally, represent and warrant to Buyer that the statements contained in this ARTICLE III are true and correct as of the date hereof. For purposes of this ARTICLE III, “Sellers’ knowledge,” “knowledge of Sellers” and any similar phrases shall have the meaning set forth on Exhibit A.

Section 3.01 Organization and Authority of Sellers; Enforceability. VBF is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada. Transport is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Iowa’s First is a corporation duly organized, validly existing and in good standing under the laws of the state of Iowa. Sellers have full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Sellers of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by Sellers’ respective boards of directors. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Sellers, and (assuming due authorization, execution and delivery by Buyer) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms.

Section 3.02 No Conflicts; Consents. The execution, delivery and performance by the Sellers of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the organizational documents of Sellers; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Sellers or the Purchased Assets, including without limitation, any Order or Judgment of the US Bankruptcy Court; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Sellers are a party or to which any of the Purchased Assets are subject; or (d) result in the creation or imposition of any Encumbrance on the Purchased Assets. Except as otherwise set forth in this Agreement, no consent, approval, waiver or authorization is required to be obtained by Sellers from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Sellers of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.03 Legal Proceedings. Except as set forth in Schedule 3.03, There is no Action of any nature pending or, to Sellers’ knowledge, threatened against or by Sellers or any of them that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To Sellers’ knowledge, no event has occurred, or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 3.04 Title to Assets. Sellers have good and indefeasible title to the Assets, free and clear of all Encumbrances. Buyer shall receive at the Closing good and indefeasible title to the Assets, free and clear of all Encumbrances, and at the Closing, the Purchased Assets shall not be subject to any Liability or obligations (including under theories of successor liability). To the best of Sellers’ knowledge, Sellers have not entered into any agreements which would limit their ability to transfer title to their respective Purchased Assets.

Section 3.05 Compliance with Law. To the best of Sellers’ knowledge, Schedule 3.05 identifies each Governmental Order applicable to the Purchased Assets or the Real Property, and no such Governmental Order has, has had or will have a Material Adverse Effect.

Section 3.06 Taxes. There are no Tax liens in effect with respect to or filed against the Purchased Assets or the Real Property and, to the best of Sellers’ knowledge, none are threatened.

Section 3.07 Environmental Issues, Hazardous Materials. To the best of Norman McCowan and Ed Kerzner’s actual knowledge, in the three (3) years immediately preceding Closing, no Seller has done, caused, or allowed to be done any of the following acts:

(a) Illegally stored or caused to be stored Hazardous Materials on any of the Real Property;

(b) Released or caused to be released Hazardous Materials on the Real Property; or

(c) Disposed of or handled Hazardous Material in a manner contrary to Environmental Laws.

Section 3.08 Notices. To the best of Norman McCowan, Ed Kerzner, and Allan Sutherland’s actual knowledge, in the three (3) years immediately preceding Closing, with the exception of the Wastewater Discharge Permit issued by the City of Webster City and except as set forth in those documents provided by Sellers to Buyer via the data room prior to Closing, Sellers have received no notice of any violation of Environmental Laws that would currently have a Material Adverse Effect on the Purchased Assets. None of Norman McCowan, Ed Kerzner, nor Allan Sutherland have actual knowledge of any fact or circumstance that may give rise to a violation of Environmental Law.

Section 3.09 Environmental Documents. To the best of Sellers’ knowledge, Sellers have made available to Buyer copies of all environmental assessments, reports, audits and other documents that relate to the Real Property.

Section 3.10 Affiliate Relationships. There are no material contractual arrangements between or among any of Seller or and any Affiliate thereof that (a) are currently in effect, and (b) relate to the Purchased Assets.

Section 3.11 Bankruptcy. Except as set forth on Schedule 3.11, all matters affecting the Purchased Assets or title to the Purchased Assets involved in the bankruptcy of VeroBlue Farms, USA, Inc. et al, Case No. 18-01297, filed in the US Bankruptcy Court, Northern District of Iowa have been resolved, to the best of Sellers’ knowledge.

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to VBF that the statements contained in this ARTICLE IV are true and correct as of the date hereof. For purposes of this ARTICLE IV, “Buyer’s knowledge,” “knowledge of Buyer” and any similar phrases shall have the meaning set forth on Exhibit A.

Section 4.01 Organization and Authority of Buyer; Enforceability. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada. Buyer has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by Buyer’s Board of Directors. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Sellers) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

Section 4.02 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the organizational documents of Buyer; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer. No consent, approval, waiver or authorization is required to be obtained by Buyer from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby.

Section 4.03 Legal Proceedings. There is no Action of any nature pending or, to Buyer’s knowledge, threatened against or by Buyer that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred, or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 4.04 Independent Investigation. Buyer has conducted its own independent investigation, review and analysis of the Purchased Assets, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records and other documents and data of Sellers for such purpose. Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and the express representations and warranties of Sellers set forth in Article III of this Agreement; and (b) neither Sellers nor any other person has made any representation or warranty as to Sellers, the Business, the Purchased Assets or this Agreement, except as expressly set forth in Article III of this Agreement.

Section 4.05 “As is” Nature of Assets, Permits. In making the decision to enter into this Agreement and consummate the transactions contemplated hereby, (a) Buyer acknowledges that the Purchased Assets were not designed for Buyer’s operations; (b) Buyer acknowledges the existence of the bankruptcy proceedings related to the Sellers; (c) Buyer has not relied on the operating condition of the Purchased Assets, which Buyer acknowledges have been sitting idle, may not operate, and may not be suitable for the Business or useful for any of Buyer’s purposes;

(d) Buyer has not relied upon any representations and warranties of any of the Sellers except as explicitly set forth in writing herein; (e) Buyer has agreed to the Purchase Price understanding and acknowledging that it will not be adjusted due to the operating condition, sufficiency or usefulness of the Purchased Assets; and (f) Buyer has not relied on any of Sellers’ permits, licenses and other agreements, including those permits, licenses and other agreements that may be required by the city of Webster City, Iowa, to operate the Business, being current, operational or otherwise suitable for the Business or any of Buyer’s purposes.

ARTICLE V COVENANTS

Section 5.01 Transfer Taxes. All transfer, sales, use, registration, documentary, stamp, value added and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents, shall be borne and paid by Buyer when due. Buyer shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Sellers shall cooperate with respect thereto as necessary).

Section 5.02 Bulk Sales Laws. The parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer.

Section 5.03 Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions, without additional consideration or undue delay as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents.

Section 5.04 Insurance. Buyer acknowledges that Sellers’ insurance policies will terminate as of Closing. Buyer has, and will continue to maintain post-Closing, insurance coverage as may be required to hold Sellers harmless from any and all Liabilities related to the Purchased Assets that are incurred by Buyer post-Closing.

ARTICLE VI
CONDITIONS PRECEDENT TO CLOSING

Section 6.01 Conditions Precedent to Sellers’ Obligations. The obligations of Sellers at the Closing shall be subject to the satisfaction of the following conditions precedent at Closing (each of which may be waived by Sellers):

(a) Representations. All representations and warranties of Buyer contained herein shall be true and correct on the Closing Date in all material respects as if made on such date; all agreements of Buyer contained herein shall have been complied with; and Sellers shall have received a certification of Buyer, dated the Closing Date, to each such effect.

(b) Satisfaction of Financial Review. VBF shall have received and reviewed Buyer’s Form S-1, including its most recent amendment, on file with the Securities and Exchange Commission and Buyer’s balance sheet, dated as of the month end immediately preceding Closing, to its reasonable satisfaction, as determined by VBF in its sole discretion.

(c) Funding Verification. VBF shall have received written verification from a financial institution acceptable to VBF that Buyer is capable of paying First American Title Company, on Sellers’ behalf, the Closing Payment on the Closing Date.

(d) Closing Deliveries. Buyer shall have executed and delivered the Transaction Documents required by Section 2.02(d).

(e) Approval of the Board of Sellers. Each board of directors of Sellers shall have approved the Agreement and the transactions contemplated hereby.

(f) Shareholder Approval. The sole shareholder of VBF, by written consent, shall have approved this Agreement and the transactions contemplated hereby.

(g) Actions or Proceedings. No preliminary or permanent injunction or other order by any federal or state court of competent jurisdiction that makes it illegal or otherwise prevents the consummation of the transactions contemplated hereby shall have been issued and shall remain in effect.

Section 6.02 Conditions Precedent to the Buyer’s Obligations. The obligations of Buyer at the Closing shall be subject to the satisfaction of the following conditions precedent at Closing (each of which may be waived by the Buyer):

(a) Representations. All representations and warranties of Sellers contained herein shall be true and correct in all material respects on the Closing Date as if made on such date.

(b) No Material Changes to Assets. From the Effective Date until the Closing Date, there has not been any change, event, condition or development that has had a Material Adverse Effect on the Purchased Assets, in the aggregate.

(c) VBF Closing Deliveries. VBF shall have executed and delivered the Transaction Documents required by Section 2.02(a).

(d) Transport Closing Deliveries. Transport shall have executed and delivered the Transaction Documents required by Section 2.02(b).

(e) Iowa’s First Closing Deliveries. Iowa’s First shall have executed and delivered the Transaction Documents required by Section 2.02(c).

(f) Board of Directors Approval. The Board of Directors of Buyer shall have approved of the Agreement and the transactions contemplated hereby.

(g) Actions or Proceedings. No preliminary or permanent injunction or other order by any federal or state court of competent jurisdiction that makes it illegal or otherwise prevents the consummation of the transactions contemplated hereby shall have been issued and shall remain in effect.

ARTICLE VII INDEMNIFICATION

Section 7.01 Survival. Except as it relates to Buyer’s payment of the Purchase Price, including Buyer’s payment of the Closing Payment and Buyer’s obligations under Promissory Note A and Promissory Note B, and their respective mortgages, all representations, warranties, covenants and agreements contained herein and all related rights to indemnification shall survive the Closing for a period ending seven and one half (7.5) months following the Closing Date (“Survival Period”). Neither Sellers nor Buyer shall be liable to the other party with respect to any claim for the breach or inaccuracy of any representation or warranty pursuant to this Agreement unless written notice of a claim thereof is delivered to the other party prior to expiration of the Survival Period.

Section 7.02 Indemnification by Sellers. Sellers, jointly and severally, shall defend, indemnify and hold harmless Buyer, its affiliates and their respective stockholders, directors, officers and employees from and against all Losses arising from or relating to:

(a) any inaccuracy in or breach of any of the representations or warranties of Sellers contained in this Agreement or any document to be delivered hereunder;

(b) all Liabilities of Sellers including the Retained Liabilities;

(c) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Sellers pursuant to this Agreement or any document to be delivered hereunder; or

(d) the costs and expenses directly related to defending title to any of the Purchased Assets during, after, related to or arising out of or as a result of the bankruptcy proceedings.

Section 7.03 Indemnification by Buyer. Buyer shall defend, indemnify and hold harmless VBF, its affiliates and their respective stockholders, directors, officers and employees from and against all Losses, arising from or relating to:

(a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or any document to be delivered hereunder; or

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement or any document to be delivered hereunder.

Section 7.04 Indemnification Procedures. Whenever any claim shall arise for indemnification within the Survival Period, the party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim (a ”Claim Notice”) to the other party (the “Indemnifying Party”). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a person or entity who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including, but not limited to, settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed).

Section 7.05 Tax Treatment of Indemnification Payments. All indemnification payments made by VBF under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for tax purposes, unless otherwise required by law.

Section 7.06 Certain Limitations.

(a) The aggregate amount of all Losses for which Sellers shall be liable under this Article VII shall not exceed Two Million Dollars ($2,000,000), provided however, this limitation shall not apply to any Order or Judgment rendered by the US Bankruptcy Court or any appellate court having jurisdiction of the VBF Bankruptcy that sets aside or otherwise cancels or terminates this purchase transaction. In the event of such termination or cancellation, the limitation on losses shall be the entire Purchase Price or such portion of the Purchase Price as has actually been paid by Buyer.

(b) In no event shall any Indemnifying Party be liable to any Indemnified Party for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple.

(c) VBF shall not be liable under this Article VII for Losses based upon or arising out of any inaccuracy in or breach of any of the representations, warranties or covenants of VBF contained in this Agreement if to the best of Buyer’s knowledge, it was aware of such inaccuracy or breach prior to the Closing.

Section 7.07 Exclusive Remedies. Except as otherwise set forth herein, Sellers and Buyer acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article VII.

ARTICLE VIII MISCELLANEOUS

Section 8.01 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 8.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given their principal office as reflected in the records of the Secretary of State of the State in which they are incorporated.

If to Sellers:
Davis, Brown, Koehn, Shors & Roberts, P.C.

215 10th Street, Suite 1300

Des Moines, Iowa 50309

Phone: (515) 288-2500

Email: mattlaughlin@davisbrownlaw.com

Attention: Matt Laughlin

If to Buyer:
NaturalShrimp Incorporated

15150 Preston Road, Suite 300

Dallas, TX 75248

Phone: (972) 951-8035

Email: geasterling@sbcglobal.net

Attention: Gerald Easterling

with a copy to:

(which shall not constitute notice)

Law Offices of W. Steven Walker

6443 Las Colinas Blvd

Irving, Texas. 75039

Phone: (972) 773-9713

Email: swalker@wswalkerlaw.com

Attention: W. Steven Walker

Section 8.03 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 8.04 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 8.05 Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and the documents to be delivered hereunder, the Exhibits and Schedules, the statements in the body of this Agreement will control.

Section 8.06 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign its rights or obligations hereunder without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 8.07 No Third-party Beneficiaries. Except as provided in Article VII, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.08 Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by all parties hereto.

Section 8.09 Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 8.10 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Iowa without giving effect to any choice or conflict of law provision or rule (whether of the State of Iowa or any other jurisdiction).

Section 8.11 Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 8.12 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 8.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

ARTICLE IX DEFINITIONS

Section 9.01 Definitions. For the purpose of this Agreement, certain capitalized terms have the meaning given to them within the provisions of this Agreement and other capitalized terms have the meaning given them in Exhibit “A” which is incorporated herein by this reference.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thercirRto duly authorized.

VEROBLUE FARMS USA, INC.

Date: February 16, 2021	By:	/s/ Norman McCowan
Norman McCowan
President

VBF TRANSPORT, INC.

Date: February 16, 2021	By:	/s/ Norman McCowan
Norman McCowan
President

IOWA’S FIRST, INC.

Date: February 16, 2021	By:	/s/ Norman McCowan
Norman McCowan
President

NATURALSHRIMP, INC.

Date: February 16, 2021	By:	/s/ Gerald Easterling
Gerald Easterling
President